UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 12, 2010 (May 6, 2010)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard Suite 350 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:   (703) 637-9780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04     Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement

On May 6, 2010, the Company received a written notice of default and a written demand for payment in full from Silicon Valley Bank (“SVB”) in respect of the Company’s $1,550,000 term loan with SVB.  The Company is unable to cure such defaults or to repay such indebtedness.  The term loan with SVB is secured by cash deposits or letters of credit supplied by certain shareholders of the Company (“Pledgors”).  SVB and the Pledgors have liens on all of the Company’s assets, including its intellectual property.  The Company has been informed that SVB has exercised its remedies in respect of the cash deposits and letters of credit and that such monies have been applied to the repayment of the term loan with SVB.

The Company’s credit obligations to the Pledgors are in default and the Company is unable to cure such defaults.  The Pledgors have informed the Company that the Pledgors will commence foreclosure proceedings on the Company’s assets in the near future.  In the event of foreclosure, the Pledgors or another purchaser may acquire some or all of the assets of the Company.  Pursuant to the Company’s credit agreements with the Pledgors, the current members of the Board of Directors have offered to appoint Pledgors or their designees as directors of the Company.  The Pledgors have declined such offer of appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 12, 2010
BRAINTECH, INC.

		By:	/s/ Clifford G. Butler
Clifford G. Butler, Director

		By:	/s/ Owen L.J. Jones
Owen L.J. Jones, Director

		By:	/s/ James L. Speros
James L. Speros, Director